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                                                                     EXHIBIT 5.1



                          BROBECK, PHLEGER & HARRISON


                                ATTORNEYS AT LAW


                                                              SPEAR STREET TOWER


TELEPHONE: (415) 442-0900                                             ONE MARKET


FACSIMILE: (415) 442-1010                                          SAN FRANCISCO


                                                                CALIFORNIA 94105



                                                                  April 12, 1995



Fritz Companies, Inc.


706 Mission Street


San Francisco, CA 94103



              Re: Registration Statement on Form S-4 of Fritz Companies, Inc.



Ladies and Gentlemen:



     We are counsel to Fritz Companies, Inc., a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-4 (the "Registration Statement") and the Joint Proxy Statement/Prospectus contained therein (the "Prospectus") relating to the proposed offering by the Company of up to 5,245,500 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), in connection with the contemplated merger (the "Merger") of Fritz Air Freight, a wholly owned subsidiary of the Company ("Merger Sub"), with and into Intertrans Corporation, a Texas corporation ("Intertrans"), pursuant to the Agreement and Plan of Reorganization dated as of February 14, 1995, as amended, by and among the Company, Merger Sub and Intertrans.



     As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.



     Based on the foregoing, we are of the opinion that:



          1. The issuance by the Company of the Shares in connection with the Merger has been duly authorized by all necessary corporate action on the part of the Company.



          2. When issued following consummation of the Merger as described in the Prospectus, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.



                                          Very truly yours,



                                          /s/  BROBECK, PHLEGER & HARRISON

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                                          BROBECK, PHLEGER & HARRISON